Exhibit 4.1

                                SEE REVERSE SIDE

    NUMBER                                                            SHARES

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              INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO

                           ATLAS-REPUBLIC CORPORATION

        The Corporation is authorized to issue 500,000,000 Common Shares
                             Par Value $.00001 each


This Certifies that _____________________ is the owner of ____________ fully paid and non-assessable Shars of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated:



----------------------------                       -----------------------------
                   SECRETARY                                           PRESIDENT


                     [ GRAPHIC OF CORPORATE SEAL OMITTED ]

     This corporation is authorized to issue more than one class of shares, namely 500,000,000 shares of common stock and 20,000,000 shares of preferred stock. The corporation will furnish to any shareholder upon request (addressed attention of the corporate Secretary) and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued by the Company and of variations in the relative rights and preferences between each series of preferred shares, and a statement of the authority of the Board of Directors to fix and determine the relative rights and preferences of preferred shares.







     The following abbreviations, when used in the inscription on the fact of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Addition abbreviations may also be used though not in the list.

 TEN COM - as tenants in common      UNIF GIFT MIN ACT ___Custodian ____ (Minor)
 TEN ENT - as tenants by the          under Uniform Gifts to Minors Act
           entireties                 ___________________________________(State)
 JT TEN  - as joint tenants with
           right of survivorship and
           not as tenants in common

     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

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     For value received, the undersigned hereby sells, assigns and transfers unto

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             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

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------------------------------------------------------------------------  Shares

represented by the within Certificate, and hereby irrevocably constitutes and appoints_____________________________________________________________Attorney to
transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated________________

           In presence of                   ____________________________________

______________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of this certificate in every particular without alteration or enlargement, or any change whatever.